                                                                   EXHIBIT 10.35

                AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT


            This Amended and Restated Change of Control Agreement, dated as of ______________, 1998 (the "Agreement"), is between ________________ (the
"Employee") and ReSound Corporation, a California corporation (the "Company") and amends and restates that certain Change of Control Agreement made and entered into effective as of ________________ by and between the Employee and the Company.

                                    RECITALS

            A. Another company or other entity may from time to time consider the possibility of acquiring the Company or a change of control of the Company may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Company recognizes that such situations can be a distraction to the Employee, a corporate officer of the Company, and can cause the Employee to consider alternative employment opportunities. The Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

            B. The Company believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his or her employment with the Company notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

            C. The Board believes that it is imperative to provide the Employee with certain benefits upon a Change of Control and, under certain circumstances, upon termination of the Employee's employment in connection with a Change of Control, which benefits are intended to provide the Employee with financial security and provide sufficient income and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

            D. To accomplish the foregoing objectives, the Human Resources Committee of the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

            E. Certain capitalized terms used in the Agreement are defined in
Section 4 below.

            In consideration of the mutual covenants contained in this Agreement, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

            1. At-Will Employment; Term. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law, except as otherwise provided in a separate written employment agreement between the Company and the Employee. If the Employee's status as a corporate officer of the Company terminates for any reason, including any termination prior to a Change of Control (other than in contemplation of a Change of Control), the Employee shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may otherwise be available in accordance with the terms of the Company's then existing employee plans, agreements and policies in effect at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee's status as a corporate officer of the Company ceases, other than in contemplation of a Change of Control, (ii) the date that all obligations of the parties hereunder have been satisfied, or (iii) two (2) years after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

            2. Stock Options; Restricted Stock. In the event of a Change of Control and termination of the Employee's employment with the Company as provided in Section 3(a)(ii) below, any shares of restricted stock issued to the Employee shall become fully vested and no longer subject to repurchase by the Company, and each stock option granted for the Company's securities held by the Employee shall become fully vested and immediately exercisable on the Employee's termination date. Any such stock options shall thereafter remain exercisable in accordance with the provisions of the option agreement and stock option plan pursuant to which such stock option was granted.

            3. Change of Control.

               (a) Termination Following A Change of Control. Subject to Section 5 below, if the Employee's employment with the Company is terminated at any time within two (2) years after or is terminated in contemplation of, a Change of Control, then the Employee shall be entitled to receive severance benefits as follows:

                   (i) Voluntary Resignation; For Cause Termination. If the Employee voluntarily resigns from the Company (other than as a result of an Involuntary Termination (as defined below)) or if the Company terminates the Employee's employment for Cause (as defined below), then the Employee shall not be entitled to receive severance payments under this Agreement other than the payment of Accrued Compensation (as defined below). The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                   (ii) Involuntary Termination. If the Employee's employment is terminated as a result of an Involuntary Termination, the Employee shall be entitled to receive the following benefits: (A) Accrued Compensation plus an amount equal to the Target Incentive Award (as defined below) multiplied by a fraction the numerator of which is the number of days in the fiscal year through the termination date and the denominator of which is 365, (B) a lump sum severance payment equal to two (2) times the sum of the (x) annualized base salary which the Employee was receiving at the time of such termination or, if greater, at the highest rate in effect at any time during the ninety (90) day period prior to the Change of Control or termination date (the "Base Salary") and (y) Employee's "Target Incentive Award" as approved and as in effect for the fiscal year coinciding with or preceding the Change of Control or termination date, whichever is greater, which payments shall be paid within thirty (30) days of termination (or such earlier date as is required by law); (C) continuation of all health, dental and life insurance benefits (at the Company's expense except for any Employee contribution to the extent provided prior to the Change in Control) substantially identical to those to which the Employee was entitled in the ninety (90) day period prior to the termination or Change of Control, or if more favorable, to those being offered to similarly situated officers of the Company, or a successor corporation, for twenty four (24) months; and (iv) outplacement and career counseling services of Employee's choice for up to twenty four (24) months with a total value not to exceed 25% of Employee's Base Salary. For purposes of this Agreement, the term "Target Incentive Award" shall mean the Employee's Base Salary in effect on the termination date or, if higher, at the highest rate in effect at any time during the ninety (90) day period prior to the Change of Control or termination date, multiplied by that percentage of such base salary that is prescribed by the Company under its incentive compensation plan (and any successor bonus plan, the "Incentive Plan") as the percentage of such base salary payable to the Employee as a bonus if the Company pays bonuses at one-hundred percent (100%) of its operating plan.

               (b) Termination Apart from a Change of Control. In the event the Employee's employment terminates for any reason, either prior to the occurrence of a Change of Control or after the two year period following the effective date of a Change of Control, then the Employee shall not be entitled to receive any severance payments under this Agreement other than Accrued Compensation. The Employee's benefits will be terminated under the terms of the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

            4. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) Accrued Compensation. "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the date of Employee's termination of employment but not paid as of such date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by Employee on behalf of the Company during the period ending on the termination date, (iii) vacation pay, and (iv) bonuses and incentive compensation.

               (b) Cause. "Cause" shall mean a termination of employment based on fraud, misappropriation, embezzlement or willful engagement by Employee in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole (no act, or failure to act, on the part of Employee shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company and its subsidiaries); provided, that, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a Notice of Termination (as defined below) and a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors at a meeting of the Board called for and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee was engaged in the conduct set forth in the first sentence of this Section 4(b) and specifying the particulars thereof in reasonable detail. "Notice of Termination" shall mean a written notice of termination of Employee's employment from the Company, which notice indicates that specific termination provision in this Section 4(b) relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event that there has been a change in the composition of the Board of Directors such that fewer than a majority of the directors in service prior to the Change of Control remain directors after the effective date of the transaction, the determination shall be made by an arbitrator on a binding and final basis in the County of San Mateo, California.

               (c) Change of Control. "Change of Control" shall mean any of the following events:

                   (i) An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities (taking into account any Voting Securities acquired pursuant to a Non-Control Acquisition (as hereinafter defined)); provided, however, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" shall not constitute an acquisition which could cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition of Voting Securities (1) by an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) by the Company or any Subsidiary; (3) by any Person in connection with a "Non-Control Transaction" (as hereinafter defined); or (4) by any Person directly from the Company, or by any Person in the open market, of less than thirty five percent (35%) of the combined voting power of the Company's then outstanding Voting Securities with the agreement of the Company (which agreement shall be evidenced by a resolution adopted unanimously by the Incumbent Board (as hereinafter defined)) and which, in the case of any such acquisition, is accompanied by a "stand still agreement" restricting the Person from acquiring additional shares of the Company's Voting Securities, mutually agreed and entered into by any such acquiring Person and the Company.

                   (ii) Two or more members of the Board as of the date this Agreement is approved by the Board (the "Incumbent Board") or its Committee cease for any reason to be members of the Board; provided, however, that if the appointment, election or nomination for election by the Company's shareholders, of any new director is approved by the unanimous vote of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                   (iii) Approval by shareholders of the Company of:

                         (1) A merger, consolidation or reorganization involving
the Company, unless such merger, consolidation or reorganization satisfies the conditions set forth below:

                             (A) the shareholders of the Company immediately
before such merger, consolidation or reorganization, own immediately following such merger, consolidation or reorganization, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                             (B) no Person (other than the Company, any
Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities, provided, however, that with the agreement of the Company (which agreement shall be evidenced by a resolution adopted unanimously by the Incumbent Board (as defined above)) accompanied by a "stand still agreement" restricting the Person from acquiring additional shares of the Company's Voting Securities, a Person may acquire beneficial ownership of twenty five percent (25%) or more but less than thirty five percent (35%) of the combined voting power of the Surviving Corporation.

        A transaction described in subsections (A) and (B) above shall herein be referred to as a "Non-Control Transaction";

                         (2) A complete liquidation or dissolution of the
Company; or

                         (3) An agreement for the sale or other disposition of
all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

        Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that, if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

               (d) Involuntary Termination. "Involuntary Termination" shall include any (1) any termination by the Company other than for Cause and (2) the Employee's voluntary termination, upon 30 days prior written notice to the Company, which voluntary termination follows or relates to:


                   (i) a change in Employee's status, title, position or responsibilities (including reporting responsibilities) which, in Employee's reasonable judgment, represents an adverse change from Employee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter; the assignment to Employee of any duties or responsibilities which, in Employee's reasonable judgment, are inconsistent with Employee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter; or any removal of Employee from or failure to reappoint or reelect Employee to any of such offices or positions, except in connection with the termination of Employee's employment for disability, Cause, as a result of Employee's death or by Employee other than for Involuntary Termination;

                   (ii) any reduction of the Employee's base compensation or any failure to pay Employee any compensation or benefits to which Employee is entitled within five (5) days of the date due;

                   (iii) the Company requiring Employee to be based at any place outside of a sixty (60)-mile radius from Employee's principal business office as of the date of this Agreement;

                   (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which Employee was participating at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to Employee, or (B) provide Employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which Employee was participating at any time within ninety (90) days preceding the date of a Change of Control or at any time thereafter;

                   (v) the insolvency of or the filing of a petition for bankruptcy by the Company;

                   (vi) the filing of a petition for bankruptcy against the Company by any third party, which petition is not dismissed within sixty (60) days;

                   (vii) any material breach by the Company of any provision of this Agreement;

                   (viii) any purported termination of Employee's employment for Cause by the Company which does not comply with the terms of Section 4(b); or

                   (ix) the failure of the Company to obtain an agreement in reasonable and customary form, from any successors and assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

            5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's benefits under Sections 2 and 3(a)(ii) shall be payable either:

               (a) in full, or

               (b) as to such lesser amount (but not below zero) which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax together with any such interest and penalties are hereafter collectively, referred to as the "Excise Tax"), whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by the Employee on an after-tax basis of the greatest amount of severance benefits under Sections 2 and 3(a)(ii), notwithstanding that all or some portion of such severance benefits may be subject to the Excise Tax. Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate the reduction in severance benefits provided for in this Section 5(b), the Company shall reduce or eliminate the severance benefits under Sections 2 and 3(a)(ii) by (i) first reducing or eliminating those payments or benefits which are not payable in cash and (ii) then reducing or eliminating cash payments or benefits, in each case in reverse order beginning with payments or benefits which are to be paid or provided the furthest in time from the Determination (as hereinafter defined). To the extent permitted by law, any notice given by the Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee's rights and entitlements to any such payments or benefits. Unless the Company and the Employee otherwise agree in writing, any determination (the "Determination") required under this Section 5 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose Determination shall be conclusive and binding upon the Employee and the Company for all purposes subject to the application of Section 5(c), below. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a Determination under this Section 5. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

               (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the severance benefits under Sections 2 and 3(a)(ii) to be made to, or provided for the benefit of, the Employee will be either greater (an "Excess Payment") or less (an "Underpayment") than the amounts provided for by the limitations contained in this Section 5.

                   (i) If it is established, pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Employee made on the date the Employee received the Excess Payment, which loan the Employee must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, that no loan shall be deemed to have been made and no amount will be payable by the Employee to the Company unless, and only to the extent that, the deemed loan and payment would either reduce the amount on which the Employee is subject to the Excise Tax or generate a refund of tax, penalties or interest imposed under the Excise Tax.

                   (ii) In the event that it is determined (A) by the Accountants, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS or (B) pursuant to a determination by a court, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Employee within ten (10) days after such determination or resolution, together with interest on such amount at the applicable federal rate under Code Section 7872(f)(2) from the date such amount would have been paid to the Employee until the date of payment.

        6. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        7. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by international air courier or by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address that the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President, with a copy to Elias J. Blawie, Venture Law Group, a Professional Corporation, 2800 Sand Hill Road, Menlo Park, CA 94025.

        8.     Miscellaneous Provisions.

               (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

               (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of San Mateo, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g) Legal Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by Employee as they become due as a result of (i) Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits, and (iii) Employee's hearing before the Board as contemplated in Section 4(d)(i) of this Agreement; provided, however, that the circumstances set forth in clauses (i) and (ii) occurred in contemplation of or after a Change of Control. Notwithstanding the foregoing, in the event of a termination of employment alleged by the Company to be for Cause, which for Cause termination is upheld by the final, unappealed judgment or award of any court or arbitrator, then Employee hereby undertakes, upon the Company's demand, to repay promptly any amounts paid to Employee pursuant to clause (i) in the foregoing sentence.

               (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to any option or assignment, and any action in violation of this subsection (h) shall be void.

               (i) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (j) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

               (l) Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which Employee may qualify, nor shall anything herein limit or reduce such rights as Employee may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


RESOUND CORPORATION                    "EMPLOYEE"


By:
   -------------------------------     ------------------------------------

Title:                                 Name:
      ----------------------------          -------------------------------
                                       Title:
                                             ------------------------------